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                                                                   Exhibit 10.34

                        SEPARATION AGREEMENT AND RELEASE
                        --------------------------------

     In recognition of the importance and value to Delco Remy International, Inc. (the "Company") of your services, you and the Company agree as follows:

     If you are employed by the Company, and your employment is terminated either (i) by the Company for any reason other than Cause (as defined herein) or
(ii) by you for Good Reason (as defined herein):

     1. (A) On the date of termination, the Company shall pay Employee: (i) his accrued salary to the date of termination; (ii) a lump sum payment equal to six months' salary; (iii) and continue to pay Employee's salary for an additional twelve (12) months. In addition, Employee will be paid for the pro rata share of any unused vacation for that calendar year computed based upon the date of termination.

     (B) Company shall guarantee payment of the following bonuses:

          (i) Pro-rata bonus for the current fiscal year, computed upon the date of termination, plus

          (ii) Employee's target bonus for a further period of eighteen (18) months, such target bonus being computed at 60% of his salary for eighteen (18) months on the date of termination. Six (6) months of this bonus will be paid in a lump sum payment on the date of termination, and the remaining bonus amount shall be equally divided and paid with the Employee's salary as set forth in paragraph 1 (A) above.

     Payments made pursuant to paragraph 1 (A) and (B) above will include deductions for all local, state, and federal taxes, including FICA, which are required by law to be withheld.

     (C) Company also agrees it shall provide to Employee the same group health insurance coverage (if any and as such plan may be amended from time to time) as is provided to other employees of Company holding the same or similar level position as that last held by Employee for eighteen (18) months after termination date or until new employment is secured, whichever is sooner. It is understood and agreed that an eighteen (18) month period of time during which health insurance is provided to Employee pursuant to this paragraph shall be considered the continuation coverage period. Employee is entitled to an additional eighteen (18) months coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") at 102% of monthly premium at the Employee's expense.

     (D) Company shall reimburse employee for executive relocation expenses to Michigan, per existing relocation program.

     (E) Company will provide for executive outplacement services in Michigan with Right Associates for a period of twelve (12) months from date of termination.

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     (F) Options granted at date of hire will vest. The exercise period of such options will be until the earlier of the sale of the Company or IPO, per Change of Control Agreement.

     It is understood and agreed that the payments and benefits which will be provided to Employee by Company pursuant to paragraph 1 are consideration provided to Employee in addition to anything of value to which he is already entitled. Except as provided above, Employee shall receive no other payments, benefits or remuneration of any kind after date of termination. It is further understood in this agreement that the Company has no right of "set off" of payments owed to Employee, except for any monies owed to the Company by Employee on the date of termination.

     As used herein, the following shall have the meanings set forth below:

"Cause" shall mean the occurrence or existence of any of the following with respect to you, as determined in good faith by the Board of Directors of the
Company:

         (i) conviction of a felony or conviction of any crime or offense lesser than a felony involving the property of the Company or an Affiliate of the Company, whether such conviction occurs before or after your termination of employment;

         (ii) engaging in conduct that has caused demonstrable and material injury to the Company or an Affiliate of the Company, monetary or otherwise; however, an act or failure to act on employee's part shall not be considered "willful" if done, or omitted to be done by employee, in good faith and with reasonable belief that his actions or omission was in the best interest of the Company.

         (iii) gross dereliction of duties or other gross misconduct and the failure to cure such situation within thirty (30) days after receipt of notice thereof from the compensation committee of the Company, the Board of Directors of the Company, the Company or an Affiliate of the Company; or

         (iv) the disclosure or use of confidential information other than in the normal and ordinary performance of services for the Company or any Affiliate of the Company.

"Good Reason" shall mean the occurrence or existence of any of the following with respect to you:

         (i) your base salary plus bonus at target is reduced from that currently in effect, or your other employee benefits are in the aggregate materially reduced from those currently in effect prior to the Change of Control (unless such reduction of employee benefits applies to employees of the Company generally); or

         (ii) the assignment to you of any duties or responsibilities which are fundamentally inconsistent with your officer position with the Company which is not cured within thirty (30) days of receipt by the Company of written notice from you of such assignment of inconsistent duties or responsibilities.

         (iii) the Company fails to require a successor in interest to assume and to adopt this severance agreement.

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     2.   In consideration of Company's agreement to the provisions and payment of the amounts and other consideration set forth in paragraph 1 above, Employee (for himself and his personal representatives, heirs and assigns) RELEASES AND FOREVER DISCHARGES Company, DRI and their predecessors, successors, parent companies, subsidiaries, affiliates, release companies, principals and insurers (and their current or former officers, directors, employees, agents, shareholders, successors and assigns), and any and all employee benefit plans (and any fiduciary of such plans) sponsored by any of them, and all other persons, firms or corporations who might be claimed to be liable by Employee (collectively "Released Parties"), from any and all claims (including, but not limited to, claims for attorneys' fees), demands, losses, damages, agreements, actions promises or causes of action (known or unknown) which he now has or may later discover or which may hereafter exist against them, or any of them, connection with or arising directly or indirectly out of or in any way related to any and all matters, transactions, events or other things occurring prior to the date hereof, including all those arising out of or in connection with his former employment with Company or the cessation of his employment, or which occurred during the course of Employee's employment with Company or incidental thereto, or arising out of any other matter or claim of any kind whatsoever and whether pursuant to common law, statute, ordinance, regulation or otherwise and including claims of fraud or misrepresentation in the making, negotiation or execution of this Agreement. Claims or actions released herein include, but are not limited to, those based on allegations of wrongful discharge and/or breach of contract; those arising under the National Labor Relations Act; those alleging discrimination on the basis of race, color, sex, religion, national origin, age, disability or handicap under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Indiana Civil Rights Law (all as amended) or any other federal, state or local law, ordinance, rule or regulation; and those arising under the Employee Retirement Income Security Act of 1974, as amended. Employee agrees and understands that any claims he may have under the aforementioned statutes or any other federal, state or local law, ordinance, rule or regulation; and those arising under the Employee Retirement Income Security Act of 1974, as amended. Employee agrees and understands that any claims he may have under the aforementioned statutes or any other federal, state or local law, ordinance, rule or regulation are effectively waived by this Agreement. No rights or claims arising after the execution of this Agreement are waived hereby.

     3. In consideration of the promises and covenants contained herein from Employee to DRA/DRI, DRA/DRI, for itself, its predecessors, successors, parent companies, subsidiaries, and affiliates (and their current or former offices, directors, employees, agents, shareholders, successors, and assigns) hereby RELEASES AND FOREVER DISCHARGES Employee from any and all any and all claims (including, but not limited to, claims for attorneys' fees), demands, losses, damages, agreements, actions, promises or causes of action (known or unknown) arising out of any acts actually disclosed by Employee to DRA/DRI prior to the effective date of this Agreement. The Parties understand and agree that no rights or claims arising after the execution of this Agreement are waived hereby. Employee agrees to take any action necessary to carry out the purpose and intent of this Agreement. Employee further agrees that he will be solely


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          and individually responsible for compensating any attorney(s) for the services they have rendered to or for him in connection with this settlement or any other matter whatsoever.

     4. In further consideration of Company's agreement to the provisions and payment of the amounts and other consideration set forth in paragraph 1 above, Employee agrees that he (i) will never assert a legal or equitable action in any state or federal court against Company, DRI, and/or any of their subsidiaries, affiliates, parent companies, officers, directors, shareholders or any other person named as Released Parties, including successors and assigns, with respect to the matters herein resolved and settled; and (ii) hereby waives all future rights to consideration for employment with Company, DRI and any of their subsidiaries, affiliates, parent companies or other released entities. Employee further agrees that if he hereafter institutes an action against any of the released entities or persons concerning any of the claims he has released in this Agreement, except for claims arising under ADEA, he will repay to Company the amounts and value of benefits described in paragraph 1 above, with legal interest, and will pay the persons or entities for all costs and expenses, including attorneys' fees, incurred by them in defending against such claims.

     5. Employee agrees that he shall not disclose to any third party any "trade secrets" or other confidential information relative to the business of Company, DRI or any of their respective subsidiaries or affiliates. The term "trade secrets," as used herein, means information, including, without limitation, a formula, pattern, compilation, strategic planning, program, device, method, technique or process, that derives independent economic value, actual or potential, from not being generally known, and not being readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use. This paragraph shall not prevent Employee from using his general knowledge and expertise in any and all future employment or other business activities. Employee affirms that, on or before the date of this Agreement, he will surrender to Company any and all documents, records, and/or property in his possession or control that belong to Company, DRI or any of their respective subsidiaries or affiliates.

          Employee agrees that if he fails to keep confidential "trade secrets" or other confidential information as specified above, Company, DRI and/or their respective affiliates shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction and that any breach will cause injury to Company, DRI and their respective affiliates, among other legal and equitable remedies, which will upon judgment entitle Company, DRI and their respective affiliates to recover any monies paid hereunder after such breach has occurred. Further, Employee's agreements herein will be independent of each other and will be severally enforceable by Company, DRI or any of their respective affiliates. If any provision of this paragraph 5 is determined to be unenforceable by reach of the breadth of scope or otherwise, it is Employee's, DRI's and Company's intention that such determination will not bar in any way or affect Company's, DRI's or their respective affiliates' rights to relief concerning any other provision or in any other jurisdiction.

     6. It is understood and agreed that Company and DRI have denied and continue to deny that they are liable to Employee on any theory, and that nothing in this Agreement, including,


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          but not limited to, the payment of the amounts set forth in paragraph
          1 hereof by Company, constitutes an admission by Company or DRI of any fact, damage or liability to Employee on any theory. It is expressly understood and agreed that this Agreement was entered into by the parties solely to avoid the burden and expense of litigation.

     7. Employee agrees that neither he nor any attorney, agent or representative of his will discuss or in any fashion disclose to any person, other than his spouse, attorney and accountant who will each be informed of and must agree to be bound by this confidentiality clause, any of the terms of this Agreement or the circumstances surrounding its making, unless required to do so by law. Employee agrees that in the event that he, his spouse or any attorney, accountant, agent or representative, acting on his behalf, discloses any information to anyone in breach or violation of this paragraph, he will repay to Company, with legal interest, the amounts and value of benefits paid by it pursuant to paragraph 1 of this Agreement. Notwithstanding anything to the contrary herein, Employee agrees to immediately cease all communication with customers of DRI, Company and/or any other respective affiliates or subsidiaries (collectively, the "DRI Entities"), in each case regarding such DRI Entities and/or their businesses or business relationships with or affecting such customers; however, Delco approves communication for future employment purposes.

     Employee also agrees that he shall not take any action or make any public statement in degradation of the good name or business interest of Company, DRI or their respective subsidiaries and affiliates. The Company agrees it will not authorize any public statement of degradation of employee's good name.

     8. Employee represents and warrants that in the making, negotiation and execution of this Agreement, he is not relying upon any representation, statement or assertion of fact or opinion made by any agent, attorney, employee or representative of the persons, parties or corporations being released herein, and he hereby waives any rights to rely upon all prior agreements and/or oral representations made by any agent, attorney, employee or representative of such persons, parties or corporations.

     9. The parties stipulate and agree that all clauses and provisions of this Agreement are distinct and severable, and Employee understands, and it is his intent, that in the event this Agreement is ever held to be invalid or unenforceable (in whole or in part) as to any particular type of claim or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances. As to any actions or claims that would not be released because of the invalidity or unenforceability of this Agreement, Employee understands that if he asserts or brings any such actions or claims against Company, DRI or any of the other entities or persons released herein he must repay to Company the amounts paid to him and the value of the benefits provided to him pursuant to paragraph 1 above, with legal interest, and that the return to Company of the amounts paid to him and the value of the benefits provided to him pursuant to paragraph 1 above, with legal interest, is a prerequisite to asserting or bringing any such actions or claims.

     10. This Agreement contains the entire agreement of the parties and supersedes all previous negotiations, whether written or oral. This Agreement may be changed only by an instrument in writing signed by the parties.

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     11.  This Agreement shall inure to the benefit of, may be enforced by, and shall be binding on the parties and their heirs, executors, administrators, personal representatives, assigns and successors in interest.

     12. In the event of any dispute about this Agreement, the laws of the State of Indiana shall govern the validity, performance, enforcement, and all other aspects of this Agreement without regard to any conflicts of laws provisions. Any suit or other proceeding shall be brought only in Madison or Marion Counties, Indiana and each party agrees to submit to personal jurisdiction in the State of Indiana.

     13. Employee represents that he has read this Agreement; fully understands each and every provision of this Agreement; and has voluntarily, on his own accord, executed this Agreement. Employee acknowledges that in entering into this Agreement in return for Company's payments and other consideration set forth in paragraph 1 above, he is giving up possible future administrative and/or legal claims. EMPLOYEE ALSO ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY COMPANY AND DRI TO CONSULT AN ATTORNEY BEFORE HE EXECUTES THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date set forth below.


                              Employee:  /s/ Rajesh K. Shah
                                         ---------------------------------------

                              Date:    3/18/2002
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                              Delco Remy International, Inc.

                              By:      /s/ Roderick English
                                       -----------------------------------------

                              Title:   Senior Vice President Human Resources

                              Date:    3/18/2002
                                       -----------------------------------------